UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2007 (March 15, 2007)
STERLING CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50132	76-0502785
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

333 Clay Street, Suite 3600 Houston, Texas (Address of principal execute offices)	77002-4109 (Zip Code)
(713) 650-3700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 15, 2007, Sterling Chemicals, Inc. (“Sterling”) and its wholly-owned subsidiary Sterling Chemicals Energy, Inc. entered into a supplemental indenture (the “Supplemental Indenture”) to the indenture governing Sterling’s 10% Senior Secured Notes due 2007 (“Notes”) following receipt of the requisite consents of noteholders. The Supplemental Indenture amends the indenture governing the Notes as well as the related security documents entered into in connection with the indenture and the Notes. The Supplemental Indenture, among other things, eliminates substantially all of the restrictive covenants and certain events of default and repurchase rights in the event of certain asset sales or changes of control and related provisions contained in the indenture (the “Tender Offer”).
     The amendments to the indenture and the related security documents become effective at such time as the Notes are accepted for purchase by Sterling pursuant to the Tender Offer.
     A copy of the Supplemental Indenture is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The description of the Supplemental Indenture contained herein is qualified in its entirety by the full text of such exhibit.
Item 3.03 Material Modification to Rights of Security Holders.
     See Item 1.01, which is incorporated herein by reference, with respect to the execution of the Supplemental Indenture dated March 15, 2007 to the indenture governing the Notes.
Item 8.01 Other Events.
     As of 5:00 p.m., New York City time, on March 14, 2007 (the “Consent Date”), the last day and time for holders to deliver their Notes pursuant to the tender offer and be eligible to receive the consent payment of $2.50 per $1,000 in aggregate principal amount of Notes tendered (the “Consent Payment”), holders of at least a majority in aggregate principal amount of Notes had tendered their Notes pursuant to the tender offer. Notes tendered prior to the Consent Date may no longer be withdrawn and consents delivered prior to the Consent Date may no longer be revoked.
     Sterling has received the requisite consents to execute and deliver the Supplemental Indenture, which was entered into by the parties thereto on March 15, 2007. See Item 1.01.
     Holders who validly tender their Notes after the Consent Date and on or prior to the expiration of the tender offer, which is scheduled to occur at 12:00 midnight, New York City time, on March 28, 2007, will be eligible to receive the Tender Offer Consideration (but not the Consent Payment), which is the principal amount of Notes plus the accrued and unpaid interest on the Notes to, but not including, the payment date, which is anticipated to be March 30, 2007 (promptly after expiration of the tender offer).
     Requests for documents may be directed to Georgeson Inc., the Information Agent at (866) 835-1125. Questions regarding the tender offer and consent solicitation may be directed to Sterling at (713) 650-3700.

     This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities. The tender offer and consent solicitation are being made solely by the Offer to Purchase and Consent Solicitation Statement dated March 1, 2007.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1
Supplemental Indenture dated as of March 15, 2007 to the Indenture dated as of December 19, 2002 by and among Sterling Chemicals, Inc., Sterling Chemicals Energy, Inc. and U. S. Bank National Association, successor to National City Bank, as trustee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING CHEMICALS, INC.
Date: March 15, 2007	By:	/s/ Richard K. Crump
		Name:	Richard K. Crump
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Supplemental Indenture dated as of March 15, 2007 to the Indenture dated as of December 19, 2002 by and among Sterling Chemicals, Inc., Sterling Chemicals Energy, Inc. and U. S. Bank National Association, successor to National City Bank, as trustee.